Exhibit 5 Opinion re Legality

June 14, 2001

Northeast Utilities
107 Selden Street
Berlin, Connecticut 06037

Dear Sirs:

     In connection with the proposed offering and sale by Northeast Utilities (the "Company") of not to exceed an aggregate of 2,000,000 of its common shares, $5.00 par value (the "Shares") pursuant to the terms of the Northeast Utilities Employee Share Purchase Plan II ("Plan"), the Company is filing with the Securities and Exchange Commission a Registration Statement under the Securities Act of 1933, as amended, on Form S-8 (the "Registration Statement") with which this opinion is to be included as an Exhibit.

     As your counsel, I am generally familiar with the corporate proceedings of the Company and generally familiar with the Plan.

     In my opinion, when the actions as hereinafter set forth shall have been taken, the Shares, when issued and sold in accordance with the terms of the Plan, will have been legally issued and will be fully paid and non-assessable:

          (a) The Registration Statement shall have been filed with the Securities and Exchange Commission and shall have become effective;

          (b) the Securities and Exchange Commission shall have approved the issuance of the Shares pursuant to the Public Utilities Holding Company Act of 1935;

          (c) The common shareholders of the Company shall have approved the issuance and sale of the Shares in accordance with the terms of the Plan;

          (d) The Compensation Committee of the Board of Trustees of the Company shall have authorized Grants (as defined therein) pursuant to the Plan;

     and

          (e) The Shares shall have been appropriately issued and delivered to the purchaser, purchasers, grantee, or grantees thereof in accordance with the terms of the Plan and the consideration therefor received by the Company.

     I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the making of the statements with reference to me under the heading "Legal Opinion" in the related prospectus.


                                                 Very truly yours,

                                                 /s/ Richard M. Early